Exhibit 3.1.10

CERTIFICATE OF INCORPORATION
OF
EVERGREEN MEDIA CORPORATION OF CHICAGO FM

FIRST. The name of this corporation is:

EVERGREEN MEDIA CORPORATION OF CHICAGO FM

SECOND. The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The nature of business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The corporation shall have authority to issue one thousand (1,000) shares of common stock, with a par value of $1.00 per share. All voting rights and powers shall be vested exclusively in the holders of common stock on the basis of one vote per share, on all matters required or permitted to be approved by vote of the corporation’s stockholders.

FIFTH. The name and mailing address of the incorporator is:

Eve M. Ellison

LATHAM & WATKINS

1001 Pennsylvania Avenue, N.W.

Washington, D.C. 20004

SIXTH. The name of the person who is to serve as the initial director of the corporation until his successor is elected and qualified, is:

Scott K. Ginsburg

SEVENTH, In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

EIGHTH. Election of directors need not be by written ballot unless the by–laws of the corporation shall so provide.

NINTH. No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

TENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the law of the State of Delaware. All rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 20th day of June, 1988.

/s/ Eve M. Ellison
Eve M. Ellison
Incorporator

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

EVERGREEN MEDIA CORPORATION OF CHICAGO FM

Pursuant to Section 242 of the General Incorporation Law of the State of Delaware, Evergreen Media Corporation of Chicago FM (the “Corporation”), a Delaware Corporation, hereby certifies that:

1.	The Certificate of Incorporation of the Corporation is hereby amended by deleting the present Article FIRST and inserting in lieu thereof a new Article FIRST, as follows:

FIRST: The name of the Corporation (hereinafter sometimes referred to as the “Corporation”) is:

“Chancellor Media Corporation of the Lone Star State”

2.	The Sole Director and Sole Shareholder of the Corporation, by written consent, adopted, approved and ratified the foregoing Amendment.

IN WITNESS WHEREOF, the Corporation has caused the Certificate of Amendment to be signed and executed in its corporate name by Omar Choucair, its Vice President, on this 17 day of October, 1997.

EVERGREEN MEDIA CORPORATION OF CHICAGO FM,
a Delaware Corporation

By:	/s/ Omar Choucair
Name:	Omar Choucair
Title:	Vice President

CERTIFICATE OF MERGER MERGING

Each of the Corporations Listed on Exhibit A Attached Hereto

into

Chancellor Media Corporation of the Lone Star State,

a Delaware corporation

Pursuant to the provisions of Section 251 of the Delaware General Corporation Law (the “DGCL”, Chancellor Media Corporation of the Lone Star State, a corporation organized and existing under the laws of Delaware, does hereby certify:

1. That Chancellor Media Corporation of the Lone Star State, a Delaware corporation, is the surviving corporation of a merger among Chancellor Media Corporation of the Lone Star State and each of the corporations (collectively, the “Merged Corporations”) listed on Exhibit A attached hereto and incorporated herein by reference, all of which were incorporated under the laws of the State of Delaware.

2. That an Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with Section 251 of the DGCL.

3. That the name of the surviving corporation is Chancellor Media Corporation of the Lone Star State, a Delaware corporation.

4. That the amendment to the Certificate of Incorporation of Chancellor Media Corporation of the Lone Star State that shall be effected by the merger is to change the name of the corporation to AMFM Radio Group, Inc., by amendment to Article FIRST of such Certificate of Incorporation so that it reads in its entirety as follows:

“FIRST: The name of the Corporation (hereinafter sometimes referred to as the “Corporation”) is AMFM Radio Group, Inc.”

5. The executed Agreement and Plan of Merger is on file at the principal place of business of Chancellor Media Corporation of the Lone Star State, the address of which is One American Center, Suite 1400,600 Congress Avenue, Austin, Texas 78701.

6. That a copy of the Agreement and Plan of Merger will be furnished by Chancellor Media Corporation of the Lone Star State, on request and without cost, to any stockholder of any constituent entity.

IN WITNESS WHEREOF, Chancellor Media Corporation of the Lone Star State has caused this Certificate to be signed by Kathy Archer, its Senior Vice President, this 14th day of January, 2000.

Chancellor Media Corporation of the Lone Star State

By:	/s/ Kathy Archer
Kathy Archer, Senior Vice President

2

EXHIBIT A

MERGED CORPORATIONS

[ILLEGIBLE]	[ILLEGIBLE]
Chancellor Media Corporation of St. Louis	Delaware
Chancellor Media Corporation of Washington, D.C.	Delaware
KZPS/KDGE License Corp.	Delaware

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

AMFM RADIO GROUP, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is AMFM RADIO GROUP, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 10, 2004.

/s/ Kenneth E. Wyker
Name:	Kenneth E. Wyker
Title:	Senior Vice President

DE BC D-COA CERTIFICATE OF CHANGE 09/00 (#163)